Exhibit 99.1

NASB Financial, Inc.

NEWS RELEASE

Contact:	Rhonda Nyhus
Vice President and Treasurer
NASB Financial, Inc.
12498 South 71 Highway
Grandview, MO 64030
Phone (816) 765-2200

FOR IMMEDIATE RELEASE: NASB Financial, Inc. Declares Special Cash Dividend on Common Stock

Grandview, Missouri (December 23, 2013) – On December 20, 2013, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB) (the “Company”), declared a special cash dividend on common stock of $0.60 per share. This special dividend will be paid on January 17, 2014, to stockholders of record January 3, 2014.

The declaration and payment of stockholder dividends are subject to the prior written approval of the Federal Reserve Bank of Kansas City, the Company’s primary regulator.

NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. (“North American” or the “Bank”). North American operates six offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank, a nationwide residential mortgage lender, also has loan origination offices in Kansas City, Lee’s Summit and Springfield, Missouri.

# # # #